KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature [Joint Owners] Date PROXY TABULATOR P.O. BOX 9112 FARMINGDALE, NY 11735 D42261-TBD ! ! ! For Against Abstain 1. To approve an Agreement and Plan of Reorganization (the "Plan") between the Target Fund, a series of the Target Trust, and the Touchstone Credit Opportunities Fund (the "Acquiring Fund"), a series of Touchstone Funds Group Trust, providing for (i) the transfer of all the assets of the Target Fund to the Acquiring Fund in exchange solely for Class A, Class C and Class Y shares of the Acquiring Fund and the assumption by the Acquiring Fund of all the liabilities of the Target Fund; (ii) the liquidating distribution by class of the Acquiring Fund’s shares to the Target Fund’s shareholders in proportion to their holdings; and (iii) the termination of the Target Fund (the "Reorganization"). Note: Please sign exactly as your name(s) appear(s) on this card. When signing as attorney, executor, administrator, trustee, guardian or as custodian for a minor, please sign your name and give your full title as such. If signing on behalf of a corporation, please sign the full corporate name and your name and indicate your title. If you are a partner signing for a partnership, please sign the partnership name, your name and indicate your title. Joint owners should each sign these instructions. Please sign, date and return. In their discretion, the proxy holders are authorized to vote upon such other matters as may properly come before the meeting or any adjournments or postponements thereof. Properly executed proxies will be voted as specified. If no other specification is made, such shares will be voted "FOR" the proposal. WE URGE YOU TO SIGN, DATE AND MAIL THIS PROXY PROMPTLY To vote by Internet 1) Read the Proxy Statement and have the proxy card below at hand. 2) Go to website www.proxyvote.com or scan the QR Barcode above 3) Follow the instructions provided on the website. To vote by Telephone 1) Read the Proxy Statement and have the proxy card below at hand. 2) Call 1-800-690-6903 3) Follow the instructions. To vote by Mail 1) Read the Proxy Statement. 2) Check the appropriate box on the proxy card below. 3) Sign and date the proxy card. 4) Return the proxy card in the envelope provided. SCAN TO VIEW MATERIALS & VOTEw

D42262-TBD EVERY SHAREHOLDER’S VOTE IS IMPORTANT Important Notice Regarding the Availability of Proxy Materials for Touchstone Dynamic Diversified Income Fund Shareholders Meeting to Be Held on May 27, 2021. The Proxy Statement/Prospectus for this meeting is available at: www.proxyvote.com IF YOU VOTE ON THE INTERNET OR BY TELEPHONE, YOU NEED NOT RETURN THIS PROXY CARD Please detach at perforation before mailing. THIS PROXY IS BEING SOLICITED BY THE BOARD OF TRUSTEES OF TOUCHSTONE STRATEGIC TRUST. The undersigned shareholder(s) of Touchstone Dynamic Diversified Income Fund, a series of Touchstone Strategic Trust, revoking previous proxies, hereby appoint(s) Terrie A. Wiedenheft and Timothy S. Stearn, or any one of them true and lawful attorneys with power of substitution of each, to vote all shares of Touchstone Dynamic Diversified Income Fund which the undersigned is/are entitled to vote, at the Special Meeting of Shareholders to be held on May 27, 2021, at 2:30 p.m., Eastern time, at the offices of Touchstone Strategic Trust, 303 Broadway, Suite 1100, Cincinnati, Ohio 42502, and at any adjournment or postponement thereof as indicated on the reverse side. In their discretion, the proxy holders named above are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponement thereof. Receipt of the Notice of the Special Meeting and the accompanying Proxy Statement/Prospectus is hereby acknowledged. The shares of Touchstone Dynamic Diversified Income Fund represented hereby will be voted as indicated or FOR the proposal if no choice is indicated. TOUCHSTONE STRATEGIC TRUST TOUCHSTONE DYNAMIC DIVERSIFIED INCOME FUND SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 27, 2021 PROXY